SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  AUGUST 25, 1995

                            ROYCE LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

   FLORIDA                     0-15178A                      59-2202295
(State or other            (Commission File                 (IRS Employer
jurisdiction of                 Number)                   Identification No.)
incorporation)

5350 N.W. 165TH STREET, MIAMI, FLORIDA                           33014
      (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code (305) 624-1500

16600 N.W. 54TH AVENUE, MIAMI, FLORIDA 33014
             (Former name or former address, if changed since last report)


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Item 5.  Other Events

        On August 25, 1995, in connection with a lawsuit brought against the Company (as discussed below), the Company received an order (the "Order") from the U.S. District Court for the Southern District of Florida granting its Emergency Motion to Set Aside Injunction and to Dismiss Complaint.

        In March 1995, the Company received a tentative approval of its abbreviated new drug application for Captopril (a generic version of Capoten[registered trademark]), an ACE-inhibitor used in the treatment of hypertension. Bristol-Myers Squibb Company, Inc. and E.R. Squibb & Sons, Inc. (collectively, "Bristol-Myers") hold the patent for Capoten[registered trademark]. Under the recently adopted General Agreement on Tariffs and Trade ("GATT") treaty implementing legislation, patent protection for Capoten[registered trademark] was extended from August 8, 1995 until February 13, 1996. However, the Company has asserted, in a certification (the "Certification") filed with the U.S. Food and Drug Administration ("FDA"), that under GATT, the Company should have the right to market Captopril after August 8, 1995, subject to the Company's possible obligation to pay "equitable remuneration" to Bristol-Myers on its sales of Captopril during the period between August 8, 1995 and February 13, 1996 (the "Delta Period"). On August 4, 1995, Bristol-Myers sued the Company for patent infringement based upon the Company's filing of the Certification.

        On August 11, 1995, the Company filed an emergency motion with the District Court seeking to dismiss Bristol-Myers' complaint and to set aside the statutory injunction (the "Injunction") (which arises automatically under the Drug Price Competition and Patent Term Restoration Act of 1984) upon the filing of an infringement action. The Injunction prohibits the FDA from approving the Company's ANDA for the product in question until the issue of infringement is resolved by the District Court.

        The Court stated in its Order that under the GATT treaty, the Company's manufacture, use or sale of Captopril during the Delta Period will not infringe upon Bristol-Myers' patent for Capoten[registered trademark]. Based upon this determination, the Court granted the Company's Emergency Motion to set aside the Injunction, ruling that the "Injunction prohibiting the FDA from approving [the Company's] ANDA is dissolved." The Court further dismissed Bristol-Myers' complaint for patent infringement. However, the Court denied the Company's request that the Court order an immediate effective date of the Company's ANDA for Captopril, stating that since the Injunction has now been lifted, the FDA is "free to immediately approve [the Company's] ANDA," but that the Company must receive a final approval letter for this product before it can actually enter the market.

        Bristol-Myers has appealed the Order. The Company intends to vigorously contest the appeal. No assurance can be given as to the outcome of the appeal.

        Additionally, the Company has advised the FDA of the Court's Order and has requested final approval of its ANDA for Captopril. There can be no assurance as to when the FDA will grant a final approval of the Company's ANDA for Captopril. Final approval of the Company's

                                      -2-

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ANDA requires, among other
things, that the Company remain in substantial compliance with current good manufacturing practices.

        Further, while the Company may be obligated to pay "equitable remuneration" to Bristol- Myers on its sales of Captopril during the Delta Period, it is possible that a dispute will arise as to the amount of any such "equitable remuneration." No assurance can be given as to the amount of any "equitable remuneration which the Company may have to pay to Bristol-Myers.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 31, 1995                    ROYCE LABORATORIES, INC.
                                           ------------------------
                                           (Registrant)

                                           By:/S/ PATRICK J. MCENANY
                                              -------------------------------
                                              Patrick J. McEnany, President

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